UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 5, 2022

OPTICAL CABLE CORPORATION
(Exact name of registrant as specified in its charter)

Virginia	000-27022	54-1237042
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

5290 Concourse Drive Roanoke, VA		24019
(Address of principal executive offices)		(Zip Code)

(540) 265-0690
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of exchange on which registered
Common Stock, no par value	OCC	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12B-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On July 5, 2022, a Modification Agreement (the “Modification Agreement”) was entered into by and between North Mill Capital LLC, a Delaware limited liability company, d/b/a SLR Business Credit ("Lender"), with a place of business at 821 Alexander Road, Suite 130, Princeton, New Jersey 08540, and Optical Cable Corporation, a Virginia corporation ("Optical"), with its chief executive office located at 5290 Concourse Drive, Roanoke, Virginia 24019, and Applied Optical Systems, Inc., a Delaware corporation ("Applied"), with its chief executive office located at 1700 Capital Avenue, Suite 150, Plano, Texas 75074, and Centric Solutions LLC, a Delaware limited liability company ("Centric," and together with Optical and Applied, individually and collectively, "Borrower"), with its chief executive office at 1700 Capital Avenue, Suite 150, Plano, Texas 75074 to modify the existing Loan and Security Agreement dated as of July 24, 2020 (the “Loan Agreement”).

The Loan Agreement sets forth the terms and conditions of an Eighteen Million Dollar ($18,000,000) Revolving Credit Facility by Lender to Borrower and is set to expire on July 24, 2023 (the “Expiration Date”).

The Modification Agreement provides for (a) a two-year extension of the Initial Term; (b) a reduction in the dollar amount of the Availability Block; (c) an increase in the Concentration Percentage for the Accounts of an Account debtor; (d) a reduction of the Servicing Fee; (e) an increase in the aggregate annual amount permitted for Borrower's capital expenditures; and (f) the modification of certain other terms and conditions set forth in the Loan Agreement and other Loan Documents.

(a)	The following definitions in Section 1.1 (Terms) of the Loan Agreement were modified to read as follows:

Availability Block means, at all times, an amount equal to One Million One Hundred Fifty Thousand Dollars ($1,150,000).

Eligible Accounts means those Accounts created by Borrower in the ordinary course of business, which are, and at all times shall continue to be, acceptable to Lender in all respects, provided that standards of eligibility may be established and revised from time to time by Lender in Lender's exclusive judgment. In determining such acceptability and standards of eligibility, Lender may, but need not, rely on agings, reports and schedules of Accounts furnished to Lender by Borrower, but reliance thereon by Lender from time to time shall not be deemed to limit Lender's right to revise its standards of eligibility and acceptability at any time, as to both Borrower's present and future Accounts. In general, an Account shall not be deemed eligible unless: (a) the Account debtor on such Account is, and at all times continues to be, acceptable to Lender and up to credit limits or standards acceptable to Lender, and (b) such Account complies in all respects with the representations, covenants and warranties set forth in this Agreement. Except in Lender's sole discretion, Eligible Accounts shall not include any of the following: (i) Accounts with respect to which the Account debtor has failed to pay within ninety (90) days of invoice date, and all Accounts owed by any Account debtor that has failed to pay twenty-five percent (25%) or more of its Accounts owed to Borrower within ninety (90) days of invoice date (except the limitations set forth in this (i) shall not apply with respect to those Accounts set forth on Schedule 1.1(A); (ii) Accounts with respect to which the goods sold are sold on a bill and hold basis, a consignment sale basis, a guaranteed sale basis, a sale or return basis or which contain other terms by reason of which payment by the Account debtor may be conditional; (iii) Accounts with respect to which the Account debtor is not a resident of the United States unless such Accounts are supported by foreign credit insurance or a letter of credit, in both instances satisfactory, in form and substance, to, and assigned to, Lender; (iv) Accounts with respect to which the Account debtor is the United States or any department, agency or instrumentality of the United States, any State of the United States or any city, town, municipality or division thereof unless all filings have been made under the Federal Assignment of Claims Act or comparable state or other statute; (v) Accounts with respect to which the Account debtor is an officer, employee or agent of, or subsidiary of, related to, affiliated with or has common shareholders, officers or directors with Borrower; (vi) Accounts with respect to which Borrower is or may become liable to the Account debtor for goods sold or services rendered by the Account debtor to Borrower or otherwise; (vii) Accounts with respect to an Account debtor whose total obligations to Borrower exceed fifteen percent (15%) of all Accounts or such other percentage as Lender may agree to in writing as to a particular Account debtor (such applicable percentage being, the Concentration Percentage), to the extent such obligations exceed the applicable Concentration Percentage, provided that with respect to the Account debtors set forth on Schedule 1.1(B), the Concentration Percentage shall not exceed twenty percent (20%) or twenty-five percent (25%) (rather than 15%), as set forth on Schedule 1.1(B); (viii) Accounts with respect to which the Account debtor disputes liability or makes any claim with respect thereto, is subject to any insolvency proceeding, becomes insolvent, fails or goes out of business; (ix) Accounts arising out of a contract or purchase order for which a surety bond was issued on behalf of Borrower; (x) Accounts with respect to which Lender does not have a first priority and exclusive perfected security interest; (xi) Accounts with respect to which the Account debtor is in a jurisdiction for which Borrower is required to file a notice of business activities or similar report and Borrower has not filed such report within the time period required by applicable law; (xii) Accounts with respect as to which an invoice has not been issued to the Account debtor; or (xiii) Accounts which represent a progress or "milestone" billing on a contract that has not been fully completed by Borrower.

Termination Date means (a) July 24, 2025 (which represents a two-year extension of the initial term which would have ended on July 24, 2023 but for such extension with such extended period now being, the Initial Term) unless such date is extended pursuant to Section 3.1 hereof, and if so extended on one or more occasions the last date of the last such extension, or (b) if earlier terminated by Lender pursuant to Section 9.1 hereof, the date of such termination.

In connection with the foregoing extension of the Initial Term, all references to the "Termination Date" in the Revolving Credit Master Promissory Note of Borrower to the order of Lender and dated July 24, 2020 were deemed to mean July 24, 2025.

(b)         In consideration of Lender's agreement to extend the Initial Term of Revolving Credit Facility:

(i)
Borrower agreed to continue to pay to Lender the Facility Fee as set forth in Section 2.7 (Facility Fee) of the Loan Agreement for the extended Initial Term, and the following paragraphs were added after paragraph (c)(ii) in Section 2.07 as follows (and the last paragraph of Section 2.7 shall be replaced with the last paragraph below):

"(d)         (i)         For the fourth (4th) contract (loan) year of the Initial Term, Borrower shall pay to Lender a Facility Fee equal to one percent (1%) of the sum of (x) the Third Year Benchmark Advance Amount plus (y) any Advances other than under the Revolving Credit Facility. One twelfth (1/12) of such Facility Fee shall be paid on August 1, 2023, and the remaining amount shall be paid in installments of like amount on the first (1st) day of each month thereafter until paid in full.

(ii)         In addition, Borrower shall pay to Lender an additional Facility Fee of Ten Thousand Dollars ($10,000) at the initial occurrence that the amount owed under the Revolving Credit Facility during the fourth (4th) contract (loan) year of the Initial Term exceeds the Third Year Benchmark Advance Amount by each applicable Increment. The highest Daily Balance of the Revolving Credit Facility during the fourth (4th) contract (loan) year of the Initial Term (rounded upward to the next $1,000,000 unless such amount is a multiple of $1,000,000, in which case, such amount need not be rounded upward), but in no event less than the Third Year Benchmark Advance Amount, shall hereinafter be referred to as the Fourth Year Benchmark Advance Amount.

(e)         (i)         For the fifth (5th) contract (loan) year of the Initial Term, Borrower shall pay to Lender a Facility Fee equal to one percent (1%) of the sum of (x) the Fourth Year Benchmark Advance Amount plus (y) any Advances other than under the Revolving Credit Facility. One twelfth (1/12) of such Facility Fee shall be paid on August 1, 2024, and the remaining amount shall be paid in installments of like amount on the first (1st) day of each month thereafter until paid in full.

(ii)         Borrower agreed to pay to Lender an additional Facility Fee of Ten Thousand Dollars ($10,000) at the initial occurrence that the amount owed under the Revolving Credit Facility during the fifth (5th) contract (loan) year of the Initial Term exceeds the Fourth Year Benchmark Advance Amount by each applicable Increment. The highest Daily Balance of the Revolving Credit Facility during the fifth (5th) contract (loan) year of the Initial Term (rounded upward to the next $1,000,000 unless such amount is a multiple of $1,000,000, in which case, such amount need not be rounded upward), but in no event less than the Fourth Year Benchmark Advance Amount, shall hereinafter be referred to as the Fifth Year Benchmark Advance Amount.

The Facility Fee for the entire Initial Term was deemed to be fully earned upon the execution of the Agreement and confirmed on the date of the Modification Agreement. The unpaid balance of the Facility Fee for the entire Initial Term shall be payable in full on the earlier of (a) termination of this Agreement and (b) at Lender's option, upon Lender's declaration of an Event of Default. Should Lender and Borrower agree to continue this Agreement beyond the Initial Term, both parties shall negotiate the terms of a Facility Fee during any extension/renewal thereof."

(ii)         Section 3.2 (Termination Fee) of the Loan Agreement was deleted in its entirety and replaced with the following:

“3.2 Termination Fee. If the Term is terminated by Lender upon the occurrence of an Event of Default or is terminated by Borrower, other than in compliance with Section 3.1 (Term and Renewal Date) of the Loan Agreement, in view of the impracticability and extreme difficulty of ascertaining actual damages, and by mutual agreement of the parties as to a reasonable calculation of Lender's lost profits, as a result thereof, in addition to payment of all principal, interest, fees, expenses and other Obligations, Borrower shall pay Lender upon the effective date of such termination a fee in an amount equal to: (a) (1) two percent (2%) of the sum of the Second Year Benchmark Advance Amount plus any Advances by Lender to or on behalf of Borrower other than under the Revolving Credit Facility, if such termination occurs on or after the date of the Modification Agreement and on or prior to the July 24, 2022, (2) two percent (2%) of the sum of the Third Year Benchmark Advance Amount plus any Advances by Lender to or on behalf of Borrower other than under the Revolving Credit Facility, if such termination occurs on or after July 25, 2022 and on or prior to July 24, 2023, and (3) two percent (2%) of the sum of the Fourth Year Benchmark Advance Amount plus any Advances by Lender to or on behalf of Borrower other than under the Revolving Credit Facility, if such termination occurs on or after July 25, 2023 and on or prior to July 24, 2024; (b) one percent (1%) of the sum of the Fifth Year Benchmark Advance Amount plus any Advances by Lender to or on behalf of Borrower other than under the Revolving Credit Facility, if such termination occurs on or after July 25, 2024 and on or prior to March 31, 2025; and (c) one-half percent (0.5%) of the sum of the Fifth Year Benchmark Advance Amount plus any Advances by Lender to or on behalf of Borrower other than under the Revolving Credit Facility, if such termination occurs on or after March 31, 2025 and on or prior to the termination of the Initial Term (which is currently, July 24, 2025). (Should Lender and Borrower agree to continue this Agreement beyond the Initial Term (as extended by the Modification Agreement), both parties shall negotiate the terms of a termination fee during any extension/renewal thereof.) Such fee shall be presumed to be the amount of damages sustained by Lender as the result of termination, and Borrower acknowledges that such fee is reasonable under the circumstances currently existing. The fee provided for in this Section 3.2 shall be deemed included in the Obligations. Notwithstanding the foregoing, in the event that Optical is acquired by a third-party on a date that is on or after the date of the Modification Agreement, and in connection with such acquisition the Term is terminated by Borrower in connection with said acquisition, the termination fee shall be reduced to: (A) (1) one percent (1%) of the sum of the Second Year Benchmark Advance Amount plus any Advances by Lender to or on behalf of Borrower other than under the Revolving Credit Facility, if such termination occurs on or after the date of the Modification Agreement and on or prior to July 24, 2022, (2) one percent (1%) of the sum of the Third Year Benchmark Advance Amount plus any Advances by Lender to or on behalf of Borrower other than under the Revolving Credit Facility, if such termination occurs on or after July 25, 2022 and on or prior to July 24, 2023, (3) one percent (1%) of the sum of the Fourth Year Benchmark Advance Amount plus any Advances by Lender to or on behalf of Borrower other than under the Revolving Credit Facility, if such termination occurs on or after July 25, 2023 and on or prior to July 24, 2024, and (4) one percent (1%) of the sum of the Fifth Year Benchmark Advance Amount plus any Advances by Lender to or on behalf of Borrower other than under the Revolving Credit Facility, if such termination occurs on or after July 25, 2024 and on or prior to March 31, 2025; or (B) one-half percent (0.5%) of the sum of the Fifth Year Benchmark Advance Amount plus any Advances by Lender to or on behalf of Borrower other than under the Revolving Credit Facility, if such termination occurs on or after March 31, 2025 and on or prior to the termination of the Initial Term (which is currently, July 24, 2025). (Should Lender and Borrower agree to continue this Agreement beyond the Initial Term, both parties shall negotiate the terms of a termination fee during any extension/renewal thereof.)"

(c)         In connection with the increase in the Concentration Percentage with respect to the Accounts of an Account debtor, Schedule 1.1(B) of the Loan Agreement was deleted in its entirety and was replaced with Schedule 1.1(B) which was attached to this Modification Agreement and incorporated therein.

(d)         Section 2.8 (Servicing Fee) of the Loan Agreement was hereby deleted in its entirety and was replaced with the following:

"2.8         Servicing Fee. In consideration of Lender's services for the preceding calendar month, Borrower shall pay to Lender a monthly fee (the Servicing Fee) in an amount equal to fifteen one hundredths percent (.15%) of the average Daily Balance during each month on or before the first (1st) day of each calendar month during the Term, including each Renewal Term (as defined below), or so long as the Obligations are outstanding. Notwithstanding anything to the contrary contained in the Loan Documents, the Servicing Fee shall be based on a minimum daily average outstanding balance of Advances of Three Million Dollars ($3,000,000)."

(e)         Section 7.10 (Capital Expenditures) of the Loan Agreement was hereby deleted in its entirety and was replaced with the following:

"7.10         Capital Expenditures. Make any plant or fixed capital expenditure, or any commitment therefor, or purchase or lease any real or personal assets or replacement Equipment in excess of One Million Dollars ($1,000,000) in the aggregate per fiscal year.”

In connection with the modification of Section 7.10, the Compliance Certificate set forth as Exhibit 6.4 to the Loan Agreement was deleted in its entirety and replaced with Exhibit 6.4 to the Modification Agreement.

This summary description of the Modification Agreement does not purport to be complete and is qualified in its entirety by reference to the Modification Agreement, which is attached hereto as Exhibit 4.1 and is hereby incorporated herein by reference

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

The following are filed as Exhibits to this Report.

Exhibit No.	Description of Exhibit

4.1
Modification Agreement dated as of July 5, 2022, by and between North Mill Capital LLC, a Delaware limited liability company, d/b/a SLR Business Credit, and Optical Cable Corporation, Applied Optical Systems, Inc., and Centric Solutions LLC. (FILED HEREWITH)

104	Cover page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPTICAL CABLE CORPORATION

By:	/s/ Tracy G. Smith
Name:	Tracy G. Smith
Title:	Senior Vice President and Chief Financial Officer

Dated: July 7, 2022